                                 Exhibit 10.23

                      EMPLOYMENT AND NON-COMPETE AGREEMENT
                      ------------------------------------

     THIS EMPLOYMENT AND NON-COMPETE AGREEMENT is made as of the  14 day of
                                                                 ----
January, 1998 (the "Effective Date"), by and among GLOBALCENTER, INC., a
California corporation ("Company") and     Douglas T. Hickey
                                       ------------------------------
("Executive").

     WHEREAS, Company wishes to retain the services of Executive as provided in this Agreement for a period of time during which it anticipates significant change in the market in which the Company competes, and in the direction and evolution of Company,

     NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements herein contained, Company and Executive have agreed as follows:

   1.  Terms of Employment.
       -------------------

     1.1  Employment.  Company agrees to continue to employ Executive, and
          ----------
Executive agrees to continue to serve Company, on the terms and conditions set forth herein.

     1.2  Position and Duties.  Executive shall have such powers and duties
          -------------------
normally associated with the position with Company of its President and shall have such other powers and duties commensurate with such position as may from time to time be prescribed by the board of directors of Company, or by such executives of Company or any parent of Company as may have authority to do so. Executive shall devote his full time, attention and energy to and use his best efforts in the business and affairs of Company and its affiliates. Executive's duties are, without limitation, to be responsible for the profitable and successful growth and operation of the Company. Executive shall not work, including on either a part-time or independent contracting, or in a paid or unpaid advisory capacity, for any other business or enterprise during the Term
without Company's prior written consent.   Provided such activity is not
inconsistent with his responsibilities as an employee of the Company, Executive may serve on boards or committees of civic, educational, or charitable organizations, or in other capacities with such organizations, and may serve on boards or committees of other organizations that do not compete with the
Company.   Service on other boards or committees may be permitted only upon consent of the chief executive officer of the Company.

     1.3  Term.  The term of this Agreement ("Term") shall be three (3) years
          ----
after the Effective Date, unless earlier terminated or extended. The provisions of Section 5 shall have a separate duration of three (3) years, as described therein. Except as set forth in this Agreement, Executive's employment is "at will".

   2.  Compensation.
       ------------

     2.1  Base Salary.  Executive's Base Salary shall be  $300,000 until
          -----------
February 1, 1999, unless otherwise increased by agreement of the parties. Executive's Base Salary may be modified thereafter by Company in accordance with the compensation program that is in effect for Company, and as such program may be modified from time to time. Should Company become affiliated with or be acquired by another entity, Executive shall participate in the compensation program applicable to such other entity, but the Base Salary shall not be reduced during the Term. Executive's Base Salary shall accrue and be payable in accordance with Company's normal payroll policies.

     2.2  Performance Bonus.  Executive shall be eligible to receive an annual
          -----------------
performance bonus of up to $138,700 until a change of control of Company, and thereafter, such bonus eligibility shall change to be in a range of 25% (at threshold level) to 87.5% (at premier level) of salary, with a bonus opportunity at standard level of 50% of the amount stated in the first line of Section 2.1 for calendar year 1998, which is within the range of bonus amounts that are payable to other employees at the same SVP level as Executive, for meeting the applicable corporate and individual performance criteria established in writing by Company for such period.

     Any performance bonus to be earned by Executive in 1999 and thereafter shall be established in the normal course of business in anticipation of achievement of such goals and objectives as are set by the Company and modified from time to time thereafter.

     2.3  Expenses.   During the term of Executive's employment hereunder,
          --------
Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred in performing services hereunder, provided that Executive properly accounts for such expenses in accordance with Company policy.

     2.4  Compensation and Benefit Programs of Company.   While employed
          --------------------------------------------
hereunder, Executive shall be eligible to participate in the benefit programs and plans maintained by Company for the benefit of such group or groups of management employees of which Executive is a member (or any successor programs implemented by Company from time to time.) Any options or loans are addressed separately.

     2.5  Place of Performance.   Executive is to perform his duties at such
          --------------------
place or places as Company directs.  For the three (3) year period set out in
Section 1.3, absent other mutually agreeable arrangement, or temporary assignments consistent with industry or Company practices, Executive shall perform his duties at the current Company location in Sunnyvale.

   3.  Termination of Employment.
       -------------------------

     3.1  Death.   Executive's employment hereunder shall terminate upon his
          -----
death.

     3.2  Disability.   Executive's employment hereunder shall terminate in the
          ----------
event he suffers a Disability as hereinafter defined.

     3.3  By Company.   Company may terminate Executive's employment hereunder
          ----------
at any time with or without Cause but subject to the provisions of this Agreement, including without limitation the provisions of Section 5, which shall survive any termination of Executive's employment, except where Executive and Company specifically agree to waive such provisions, and as such may be permitted by this Agreement.

     3.4  By Executive.   Executive may terminate his employment hereunder at
          ------------
any time for any reason, but subject to such provisions of this Agreement, including without limitation the provisions of Section 5, which shall survive any termination of Executive's employment, except where Executive and Company specifically agree to waive such provisions, and as such may be permitted by this Agreement.

     3.5  Notice of Termination, Payments.   Any termination of Executive's
          -------------------------------
employment hereunder (other than by death) shall be communicated by 10 working days' advance written Notice of Termination by the terminating party to the other party to this Agreement; provided that no advance Notice of Termination for Cause by Company is required. Unless otherwise provided in Section 4, any amounts owed by Company to Executive pursuant to Section 4 shall be paid on the Date of Termination. Payments shall be made available to Executive only so long as he is in compliance with the provisions of Section 5, as such may be applicable at the time.

   4.  Payments in the Event of Termination of Employment.
       --------------------------------------------------

     4.1  Payments in the Event of Termination by Company for Cause or Voluntary
          ----------------------------------------------------------------------
Termination by Executive Other Than for Good Reason.   If Executive's employment
---------------------------------------------------
hereunder is terminated by Company for Cause or Executive voluntarily terminates his employment other than for Good Reason, Company shall pay Executive his accrued and unpaid Base Salary and Incentive Compensation (excepting any bonus amounts whatsoever) through the Date of Termination on the Date of Termination or as soon thereafter as is practicable. Executive also shall receive any payments or other rights of continuation or benefits Executive may otherwise be entitled to receive pursuant to any employee benefit or compensation plan or life insurance policy maintained by Company at the time or times provided therein, as such plans or policies may be modified from time to time.

     4.2  Payments in the Event of Any Other Termination of Employment.   If
          ------------------------------------------------------------
Executive's employment hereunder is terminated by Company during the Term other than for Cause, or if Executive dies or should terminate his employment for Good Reason, or if employment is terminated as a result of Disability, Company shall pay Executive his accrued and unpaid Base Salary and Incentive Compensation (excepting any bonus amounts whatsoever) through the Date of Termination on the Date of Termination or as soon thereafter as is practicable. Executive also shall obtain any payments or other rights of continuation or benefits Executive may be entitled to receive pursuant to any employee benefit or compensation plan or life insurance policy maintained by the Company, as such plans or policies may be modified from time to time. In the event Executive's employment is terminated as a result of his death, such payments shall go to Executive's estate.

     On the condition that Executive agrees to remain available in the event Company requires information or cooperation with respect to any disputes or litigation, and only so long as Executive complies with the provisions of
Section 5 that are applicable at the time, Executive or his estate shall be entitled in each case under this Section to receive payment of the full amount that would have been paid to him as Base Salary (but no Incentive Compensation or bonus, except for the one-time payment established below in satisfaction of any previously established commission component of Base Salary) for the remainder of the Term, either: (a) as such payments become due, or (b) on or promptly after the Date of Termination, at Company's election. The Company shall seek to provide reasonable advance notice and cooperation with respect to scheduling in relation to disputes or litigation, and shall reimburse Executive for the reasonable expenses incurred by Executive in relation to such disputes or litigation. If there is any commission component of Base Salary, Executive shall be paid the present value of five months of commissions at Executive's average monthly commission level for the prior two quarters, taking into account attrition at a representative rate, within one month after the end of the first full quarter following the Termination Date, or such earlier time as Company elects, in full satisfaction of all commission obligations. Company agrees to continue for Executive those employee health and welfare benefits (life insurance disability, medical, dental, vision and hospitalization) as are in effect on the date of termination, for one (1) year after the date that termination of employment occurs, except in the event of Executive's death, in which case no continuation of benefits shall occur except what is provided in any applicable plans. If Executive dies, any condition related to disputes or litigation shall be deemed waived. No other payments shall be payable to Executive or his estate.

     Any payment due to Executive under this section for Disability shall be reduced by the amount of such payments as are otherwise payable to him under a plan or plans of the Company by virtue of such Disability. Executive shall not be required to mitigate the amount of any payment provided for in this Section
4.2 by seeking other employment or otherwise, and no such payment shall be offset or reduced as a result of Executive obtaining new employment.

   5.  Confidentiality, Non-Competition and Non-Solicitation.
       -----------------------------------------------------

     5.1  Confidentiality of Developments and Intellectual Property.   Executive
          ---------------------------------------------------------
acknowledges that all developments, including but not limited to trade secrets (including strategies, business plans and customer lists), discoveries, improvements, ideas and writings which relate to or are useful in the business of the Company or any affiliated entity (the "Developments") which Executive shall develop, acquire or acquire knowledge of during the Term are the sole and exclusive property of the Company. Executive shall not, without the prior written consent of Company, divulge, disclose or make accessible to any other person, firm, partnership or corporation or other entity any Confidential Information pertaining to the business of Company except in the performance of his duties under this Agreement or when required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of Company, or by any administrative body or legislative exercising its jurisdiction.

     For purposes of this Section 5.1, "Confidential Information" shall mean non-public information of Company or its affiliates, or the Company's (or an affiliate's) financial data, strategic business plans, product development (or other proprietary product data including the Developments), customer lists, marketing plans and other proprietary information (and other material covered in the Company's separate agreement concerning inventions, confidential information and intellectual property where Executive has executed such agreement), except for specific items which have become publicly available information other than through a breach by Executive of any fiduciary duty or any confidentiality
agreement.   Executive specifically represents and acknowledges that the
Confidential Information and the manner in which such Confidential Information is used by Company provides Company with a substantial part of its competitive advantage and if disclosed to others, would materially harm Company's ability to compete.

     Upon termination of this Agreement, Executive shall promptly return to Company all Confidential Information and any other tangible product or document which has been produced by, received by or otherwise submitted to Executive during the Term and shall not retain any copies thereof. This confidentiality covenant has no geographical restriction but shall expire without further action of either party five (5) years from the last day on which Executive works for Company.

     5.2    Non-Competition
            ---------------

     (a)   Covenant.   Executive and Company acknowledge that Executive has a
           --------
special expertise in the Internet and information transport areas, that the market area in which Executive may compete with Company is without geographic boundaries, given the growth of, and advances in telecommunications and the specific business of Company, and that in Executive's employment with the Company, he will have continuing access to information about the Company's target markets, strategies, plans, product or service offerings, methods of operation, financial and operating expectations and results, customer base, sales, marketing and pricing strategies, most valued employees, and customer and supplier relationships, as well as those of Company's partners and affiliates. Executive specifically represents and acknowledges that he is a partial owner of shares in the Company and that his activities on behalf of Company have significantly contributed to the development of the Company's goodwill.

     In consideration of the benefits provided under this Agreement, which are acknowledged to be independent consideration, Executive covenants and agrees that, for the duration of the Term (whether or not it may be reduced), and for a period of three (3) years from the date of this Agreement, whether or not Executive's employment with Company or any affiliate of Company ceases earlier than the Term stated in Section 1.3, he will not, directly or indirectly, without the Company's prior consent (or in the event that Company should be subject to a change of control, to the prior consent of the controlling shareowner of Company) own, manage, operate, join, control or participate in the ownership or control of, or be associated as an officer, director, executive, partner or principal, agent, representative, consultant or otherwise with, or use or permit his name to be used in connection with, any enterprise that competes (including marketing, promotion, distribution or sale of any product, service, or functional capability of any person or entity other than the Company or an affiliate of the Company whose products the Company provides or refers to customers) with any Internet business of the Company or any telecommunications business of the Company that involves the offering or provision of local exchange service or any form of long distance (interexchange, interLATA) service, or with such offering or provision of local exchange or long distance service by an affiliate of the Company with whom Company bundles or jointly sells its products and services, at any point in the United States of America within 100 miles of where the Company has a business, sales or customer service office, or, whether such competition is directly or via telecommunications, in a state which is a source to the Company of more than five percent (5%) of its revenues or five percent (5%) of its Internet customers, or where it offers, sells or provides customer support for any services that are sold by or jointly marketed through Company.

     This Section shall not be construed to prohibit the ownership of not more than 2.5% in any corporation which competes with the Company, or such additional ownership of securities of a corporation as may be permitted after March 15, 1998 by the chief executive officer of any parent of Company.

     (b) Savings Clause.   Executive acknowledges that because there is a wide
         --------------
market in which he can use his skills for enterprises that do not directly or indirectly compete with the business of the Company, he will not be unreasonably limited in his ability to work. Executive and the Company agree that this covenant not to compete is a reasonable covenant under the circumstances and is supported by the consideration stated above, and further agree that if any of the provisions of this Section are ever determined by a court to exceed the time, geographic scope or other limitations permitted by applicable law in any jurisdiction, then such excessive provisions shall be deemed reduced, in such jurisdiction only, to the maximum time, geographic scope or other limitation permitted in such jurisdiction, and Executive agrees to the enforcement of the remainder of the covenant as so amended.

     5.3.  Non-Solicitation.   Executive covenants and agree that for a period
           ----------------
of three (3) years from the date of this Agreement, whether or not Executive's employment with Company or any affiliate of Company ceases earlier than the Term stated in Section 1.3, he will not, directly or indirectly, or through employees, agents, recruiters, independent contractors or others, without the Company's prior consent (or in the event that Company should be subject to a change of control, to the prior consent of the controlling shareowner of Company) and without regard to the activity or activities in which Executive is engaging, whether it is within or without the information services industry, Executive will not: (a) offer, promise, provide or guarantee employment, work for compensation, business opportunity or other means of financial gain, or solicit, invite an inquiry on employment or other compensatory relationship, respond to such inquiry with a promise or grant of an employment or other compensatory relationship, or otherwise seek to influence any person to leave the Company or any partner or affiliate, or to undertake activities that would be adverse to the interests of Company or any affiliate, where such person is employed by the Company or any affiliate, or, where the law permits, is in an independent contractor relationship in which a majority of their time is spent on Company/affiliate-related activities, or is a supplier of services to the Company or any affiliate who would thereafter become unavailable to provide such services to such entity, or who has been in such an employment or independent contractor relationship within the twelve (12) months prior to the first contact by Executive; or (b) solicit from, convert, attempt to convert, divert business from, or attempt to divert business from any of the Company's customers or those customers of any affiliate, whether such activity is intended to benefit Executive or any other person or entity, and whether or not such activity is
successful.   This section shall not be deemed to prohibit newspaper
advertisements or similar general invitations to seek employment, provided there are no additional activities directed toward specific employees covered under subpart (a) of this subsection.

     5.4.  Equitable and Other Relief.
           --------------------------

     (a) Executive acknowledges that the restrictions contained in the Sections governing Developments and Intellectual Property, Confidential Information, Non-Competition and Non-Solicitation are, in view of the nature of the business of the Company, and Executive's position with it, reasonable and necessary to protect the legitimate interests of the Company and its affiliates, and that any violation of the provisions of those Sections will result in irreparable injury to the Company and its affiliates for which there would be no adequate remedy at law.

     Executive also acknowledges that the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, and to an equitable accounting of all earnings, profits and other benefits arising from such violation. These rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. Executive agrees to submit to the jurisdiction of a state court located in the jurisdiction of the Company's headquarters, or that of such affiliated entity that may seek relief under this section, at the applicable time in any action, suit or proceeding brought by the Company or the affiliated entity, or both, to enforce its rights under the Sections identified above, and that any separate claim Executive has shall not constitute a defense to the enforcement of the covenants and agreements in those Sections.

     (b) Executive shall indemnify the Company and its affiliates (the Indemnified Parties") and hold the Indemnified Parties harmless from any and all judgments or awards rendered by a court in favor of Company or an affiliate of Company as a result of a Breach, and reasonable attorneys' and experts' fees incurred by Company or an affiliate of Company in enforcing its rights under this Section 5.

     (c) The indemnification provided in this Section 5 shall not be the exclusive remedy available to Company or its affiliates for any breach of this Agreement by Executive.

   6.  Successors and Assigns.   This Agreement and all rights of Executive
       ----------------------
hereunder shall inure to the benefit of and be enforceable by, Executive's personal or legal representatives, executors, administrators, successors, heirs,
distributees, devises and legatees.   The rights and obligations of the Company
under this Agreement shall inure to the benefit of and shall be binding upon its successors and assigns, and any entity that may take a controlling interest in the Company.

   7.  Withholding.  All payments required to be made by the Company hereunder
       -----------
shall be subject to the withholding of such amounts as are required to be withheld pursuant to any applicable law or regulation.

   8.  Certain Defined Terms.  As used herein, the following terms have the
       ---------------------
following meanings:

     "Agreement" shall mean this Employment and Non-Compete Agreement, as the
      ---------
same may be amended, supplemented or otherwise modified from time to time.

     "Base Salary" shall mean the annual salary of the Executive in effect from
      -----------
time to time under Section 2.1, excluding any incentive compensation or one-time payments, except where a governing commission arrangement applies to an active sales executive and is described with specificity in Section 2.1, and prior to any withholdings or deductions, which salary shall accrue ratably and be payable in accord with Company's policies in effect from time to time.

     "Cause" shall mean, with respect to termination of Executive's employment
      -----
hereunder: any of (i) the repeated failure to substantially perform the duties assigned to him after he has been advised in writing of the fact and nature of such non-performance, and given an opportunity to cure it; (ii) activity undertaken willfully, that fails to reflect reasonable business judgment and that is materially injurious to the Company; (iii) activity undertaken willfully and that is in violation of the Company's written policies related to ethics, as such ethics policies may be modified in writing from time to time; (iv) an act or acts of personal dishonesty by Executive which results in a not insubstantial personal enrichment of Executive at the expense of Company or any affiliate of Company; (v) an act or acts or personal dishonesty by Executive which causes substantial injury to the business, operations or reputation of Company or any affiliate; (vi) a written determination by the Company that Executive has engaged in activity that could be the subject of a charge against Executive that involves a felony, high misdemeanor or a crime involving moral turpitude and which detrimentally affects the Company; or (vii) violation of the provisions of this Agreement set out in Section 5.

     "Date of Termination" shall mean, with respect to Executive, the date of
      -------------------
termination of Executive's employment hereunder after the notice period provided by Section 3.5, to the extent applicable.

     "Disability" shall mean a physical or a mental condition which prevents
      ----------
Executive from performance of his duties hereunder, if Executive or Company establishes by medical evidence that such condition will be permanent and continuous during the remainder of Executive's life or, at the discretion of Company, if such condition is documented by a physician acceptable to Company to be sufficiently severe that it will certainly extend beyond four (4) years from the date of this Agreement.

     "Good Reason" shall mean, with respect to Executive, any one or more of the
      -----------
following: (i) the material reduction in Executive's authority and responsibility except: (a) with Executive's consent, or (b) with a showing that Executive has failed to meet the responsibilities of his position under circumstances that would constitute Cause for termination by Company; (ii) a reduction in Executive's Base Salary or executive benefits during the period set out in Section 1.3 except where such reduction is unrelated to Company-specific performance objectives and occurs for all executives at the same level within the Company or its parent; or (iii) a failure by Company to comply with any material provision of this Agreement which failure has not been cured within ten
(10) days after receipt of written notice from Executive specifying the alleged noncompliance, or such minimum reasonable additional time in the event cure is impossible within ten (10) days. In order for Executive's termination of his employment to be considered for Good Reason, Executive shall provide a Notice of Termination for Good Reason within one (1) month after the event giving rise to such Good Reason, and in the event a cure period expires without resolving the basis for the Notice, Executive shall provide notice of such fact and the basis for his final action. Without prejudice to either party, Executive shall comply with any request of Company not to appear for work or to contact employees during all or any part of the time after Executive's Notice of Termination for Good Reason is delivered to Company.

     "Notice of Termination" shall mean a written statement specifying the Date
      ---------------------
of Termination, which notice shall (i) indicate the specific termination provision (if any) in this Agreement applicable to the termination; and (ii) set forth in reasonable detail the facts claimed to provide a basis for termination of Executive's employment.

   9.  Miscellaneous.  No provision of this Agreement may be modified, waived
       -------------
or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and by the highest ranking executive of Company or an executive to be designated by Company (or in the event that Company should be subject to a change of control, to the prior consent of the controlling
shareowner of Company.)   No agreements or representations, oral or otherwise,
express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. There shall be no right of set-off, recoupment or counterclaim, in respect of any claim, debt or obligation, against any payments to Executive, his dependents, beneficiaries or estate provided for in this Agreement.

   10.  Validity.  The invalidity or unenforceability of any provision or
        --------
provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. The validity, interpretation, construction and performance of this Agreement shall be governed in accord with the law of the state in which the headquarters of the Company is located, or if there is a change of control of the Company, of the state where the headquarters of the parent of Company is located, with such change of applicable law to be effective on such change of control, and without regard to principles of conflicts of laws.

   11.  No Limitation.  Under no circumstances shall payment to Executive of
        -------------
any amount required to be paid under any provision hereof, or provision to Executive of any other benefit or compensation required to be provided under any provision hereof, limit or reduce any other obligation of Company, to make any payment or provide any benefit to Executive pursuant to any other provision hereof, except that Executive shall not be entitled to receive any benefits under any severance plan or program maintained by either Company in addition to the payments to be made to Executive pursuant to Section 2 and 4 of this Agreement.

   12.  Notices.   All notices and other communications given or made pursuant
        -------
to this Agreement shall be in writing and personally delivered or sent by a nationally recognized overnight courier, including the applicable United States Postal Service overnight service, or by telecopy, to the parties at the following addresses:

     If to Executive:    Douglas T. Hickey
                         1850 Wharf Road
                         Capitola, CA  95010

     If to Company:      GlobalCenter, Inc.
                         1154 E. Arques Avenue
                         Sunnyvale, CA 94086  Attn:  President or CFO

with a required copy to counsel for Company's parent in New York or elsewhere, or in lieu thereof, to counsel for Company or to such other person or address as any party shall specify by notice in writing to the other. All such notices, requests, demands, waivers and communications shall be deemed to have been received by the relevant party on the date of personal delivery to such party's address, addressed to the attention of the appropriate person specified above, on the business day following the date on which such notice was sent by overnight courier to such party's address, addressed to the attention of the appropriate person specified above or, if such notice is sent by telecopy or hand delivered, on the date that delivery is initiated, if a receipt of such telecopy or hand delivery is obtained or acknowledged by the recipient.

   13.  Entire Agreement.   This Agreement supersedes all related provisions
        ----------------
set out in any prior employment agreement between Executive and Company. This instrument contains the entire agreement of the parties and supersedes all other employment agreements between the parties. This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought, in accord with Section 9. If Executive's employment continues beyond the expiration of the Term, the provisions of Section 5 shall continue in full force and effect, but the other provisions of this Agreement do not renew automatically.

     IN WITNESS WHEREOF, Executive and Company have caused this Agreement to be signed as of the Effective Date first stated above.


EXECUTIVE                         COMPANY

                                            GLOBALCENTER, INC.

         /s/ Douglas T. Hickey    By:     /s/ Douglas T. Hickey
         ---------------------            ---------------------
Printed: Douglas T. Hickey        Name:   Douglas T. Hickey
         ---------------------            ---------------------
                                          Its: President

                                 PROMISSORY NOTE


$150,000                                                       February 27, 1998


          FOR VALUE RECEIVED, the receipt and sufficiency of which is acknowledged Douglas T. Hickey, residing at 1850 Wharf Road, Capitola, California 95010 ("Maker") promises to pay to the order of Frontier Corporation, at its office and principal place of business at 180 South Clinton Avenue, Rochester, New York 14646 ("Payee"), the principal amount of One Hundred Fifty Thousand Dollars ($150,000).

          On the condition that Maker remains a full time employee of Payee or one of its subsidiaries or affiliates, then, on the third anniversary of this Note, i.e., February 27, 2001, the principal amount of this Note plus any
      ----
interest shall be deemed paid in full. Until such date, no payments shall be required to be made to Payee by Maker, so long as Maker remains in the employ of Payee or one of its wholly-owned subsidiaries or affiliates.

          If Maker ceases to be employed by Payee or any of its wholly-owned subsidiaries or affiliates, for any reason except for termination of employment without cause, the principal amount of this Note then outstanding, plus interest thereon calculated at a rate equal to the prime rate then charged by The Chase Manhattan Bank, N.A., plus one percent, shall become immediately due and payable without notice, presentation or demand of any kind, all of which are hereby waived by Maker. Maker agrees that Payee shall be entitled to set off such sums as may be required to pay the principal amount of this Note, plus any interest, against any amounts payable to or on behalf of Maker by Payee or any wholly-owned subsidiary or affiliate of Payee, to the extent not prohibited by applicable law or regulation.

          If Maker ceases to be employed by Payee or any of its wholly-owned subsidiaries or affiliates as a result of an employment termination without cause by Payee or its wholly-owned subsidiary or affiliate (in either case, with the approval of Payee) prior to the date that the principal amount of this Note would otherwise be deemed paid, then the principal amount of this Note plus all accrued interest will be deemed forgiven in full as of the date that the employment termination becomes effective, and Payee shall have no further claim against Maker.

          No failure or delay on the part of Payee in the exercise of any power or right in this Note shall operate as a waiver thereof, and no exercise or waiver of any single power or right, or the partial exercise thereof, shall affect Payee's rights with respect to any and all other rights and powers.

          Maker waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note.

          The provisions of this Note shall inure to the benefit of and extend to Payee or any holder hereof or any assigns of Payee.

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

                                      -2-

          Any notice given pursuant to this Note shall be in writing and shall be deemed to have been given when: (a) delivered by hand; or (b) deposited for certified or registered mail delivery in the United States mail with postage prepaid; or (c) sent through a recognized overnight service including but not limited to the United States Postal Service; and in the event of (b) or (c), addressed to the party for whom it is intended at the address for such party set forth above, or in the case of Maker, to such other residence address as the employer of Maker may have on its records as Maker's last known residence address.

          This Note shall be governed by and construed under the laws of the State of New York, without reference to and regardless of the application of any of its principles of conflicts of law.

          In the event that this Note is placed in the hands of an attorney for the collection hereof, Maker agrees to pay all reasonable costs of collection, including reasonable attorneys' fees.

IN WITNESS WHEREOF, Maker has executed and issued this Note on the day and year first set forth above.


                                                  /s/ Douglas T. Hickey
                                                  ---------------------
                                                  Douglas T. Hickey



STATE OF ___________________        )
COUNTY OF _________________         ) ss.:


          On the _______ day of ________________________, 1998, before me personally came Douglas T. Hickey, to me known and known to me to be the same person described in and who executed the foregoing instrument, and he duly acknowledged to me that he executed the same.


                                         ----------------------------------
                                                     Notary Public

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